Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2022 Financial Results
Dallas, Texas February 16, 2022 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2022.
For the three months ended January 31, 2022, revenue, gross profit, and net income were $867.5 million, $403.3 million, and $287.4 million, respectively. These represent an increase in revenue of $250.4 million, or 40.6%; an increase in gross profit of $95.8 million, or 31.2%; and an increase in net income of $94.0 million, or 48.6%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $1.19 compared to $0.81 last year, an increase of 46.9%.
For the six months ended January 31, 2022, revenue, gross profit, and net income were $1,677.6 million, $788.4 million, and $547.8 million, respectively. These represent an increase in revenue of $467.6 million, or 38.6%; an increase in gross profit of $184.1 million, or 30.5%; and an increase in net income of $154.1 million, or 39.1%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $2.27 compared to $1.64 last year, an increase of 38.4%.
Excluding the impact of discrete income tax items, and certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the three months ended January 31, 2022 and 2021 were $1.10, and $0.80, respectively, which was an increase of 37.5%. Excluding the impact of discrete income tax items, and certain income tax benefits related to stock-based compensation, , non-GAAP fully diluted earnings per share for the six months ended January 31, 2022 and 2021, were $2.17, and $1.59, respectively, which was an increase of 36.5%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, February 17, 2022, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through May 2022 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 members in over 170 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of discrete income tax items, and certain income tax benefits related to stock-based compensation, . These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2022	2021	% Change	2022	2021	% Change
Service revenues and vehicle sales:
Service revenues	$711,090	$532,601	33.5%	$1,378,908	$1,047,973	31.6%
Vehicle sales	156,370	84,430	85.2%	298,684	161,998	84.4%
Total service revenues and vehicle sales	867,460	617,031	40.6%	1,677,592	1,209,971	38.6%
Operating expenses:
Yard operations	294,098	208,910	40.8%	565,374	415,896	35.9%
Cost of vehicle sales	140,304	73,629	90.6%	266,712	137,989	93.3%
Yard depreciation and amortization	28,301	25,180	12.4%	54,738	48,474	12.9%
Yard stock-based compensation	1,415	1,814	(22.0)%	2,396	3,345	(28.4)%
Gross profit	403,342	307,498	31.2%	788,372	604,267	30.5%
General and administrative	42,754	36,014	18.7%	83,869	71,152	17.9%
General and administrative depreciation and amortization	5,013	6,212	(19.3)%	10,336	11,867	(12.9)%
General and administrative stock-based compensation	8,247	7,051	17.0%	16,718	14,433	15.8%
Total operating expenses	520,132	358,810	45.0%	1,000,143	703,156	42.2%
Operating income	347,328	258,221	34.5%	677,449	506,815	33.7%
Other expense:
Interest expense, net	(4,433)	(4,849)	(8.6)%	(9,540)	(9,881)	(3.5)%
Other income, net	(840)	(920)	(8.7)%	(28)	2,333	(101.2)%
Total other expense	(5,273)	(5,769)	(8.6)%	(9,568)	(7,548)	26.8%
Income before income taxes	342,055	252,452	35.5%	667,881	499,267	33.8%
Income tax expense	54,643	59,012	(7.4)%	120,106	105,542	13.8%
Net income	$287,412	$193,440	48.6%	$547,775	$393,725	39.1%

Basic net income per common share	$1.21	$0.82	47.6%	$2.31	$1.67	38.3%
Weighted average common shares outstanding	237,186	236,152	0.4%	237,167	235,971	0.5%

Diluted net income per common share	$1.19	$0.81	46.9%	$2.27	$1.64	38.4%
Diluted weighted average common shares outstanding	241,187	240,280	0.4%	241,244	240,124	0.5%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2022	July 31, 2021
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,346,517	$1,048,260
Accounts receivable, net	630,629	480,628
Vehicle pooling costs	123,896	94,449
Inventories	52,979	44,968
Income taxes receivable	15,426	20,012
Prepaid expenses and other assets	19,926	14,294
Total current assets	2,189,373	1,702,611
Property and equipment, net	2,376,013	2,296,624
Operating lease right-of-use assets	120,309	119,487
Intangibles, net	42,731	45,873
Goodwill	352,908	355,717
Other assets	55,622	41,831
Total assets	$5,136,956	$4,562,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$367,699	$369,826
Deferred revenue	20,577	20,973
Income taxes payable	6,458	7,760
Current portion of operating and finance lease liabilities	23,126	22,472
Total current liabilities	417,860	421,031
Deferred income taxes	69,759	63,969
Income taxes payable	57,193	52,345
Operating and finance lease liabilities, net of current portion	98,459	97,961
Long-term debt and other liabilities, net of discount	403,829	397,636
Total liabilities	1,047,100	1,032,942
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	797,955	761,834
Accumulated other comprehensive loss	(123,502)	(100,860)
Retained earnings	3,415,379	2,868,203
Total stockholders' equity	4,089,856	3,529,201
Total liabilities and stockholders' equity	$5,136,956	$4,562,143

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2022	2021
Cash flows from operating activities:
Net income	$547,775	$393,725
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	65,627	60,898
Allowance for credit loss	1,695	213
Equity in losses (earnings) of unconsolidated affiliates	685	(1,343)
Stock-based compensation	19,114	17,778
Gain on sale of property and equipment	(755)	(1,145)
Deferred income taxes	6,003	9,442
Changes in operating assets and liabilities:
Accounts receivable	(152,763)	(111,148)
Vehicle pooling costs	(29,623)	(19,099)
Inventories	(8,589)	(9,772)
Prepaid expenses and other current and non-current assets	(19,889)	5,802
Operating lease right-of-use assets and lease liabilities	657	470
Accounts payable and accrued liabilities	10,741	10,041
Deferred revenue	(309)	6,098
Income taxes receivable	4,577	20,243
Income taxes payable	1,655	10,838
Other liabilities	(53)	—
Net cash provided by operating activities	446,548	393,041

Cash flows from investing activities:
Purchases of property and equipment	(156,200)	(283,214)
Purchase of assets in connection with acquisitions	(469)	—
Proceeds from sale of property and equipment	1,252	129
Net cash used in investing activities	(155,417)	(283,085)

Cash flows from financing activities:
Proceeds from the exercise of stock options	11,986	23,112
Proceeds from the issuance of Employee Stock Purchase Plan shares	5,022	4,880
Payments for employee stock-based tax withholdings	(599)	(787)
Payments of finance lease obligations	(314)	(622)
Net cash provided by financing activities	16,095	26,583
Effect of foreign currency translation	(8,969)	2,146
Net increase in cash, cash equivalents, and restricted cash	298,257	138,685
Cash, cash equivalents, and restricted cash at beginning of period	1,048,260	477,718
Cash, cash equivalents, and restricted cash at end of period	$1,346,517	$616,403
Supplemental disclosure of cash flow information:
Interest paid	$9,311	$7,614
Income taxes paid, net of refunds	$128,972	$64,860

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2022	2021	2022	2021
GAAP net income	$287,412	$193,440	$547,775	$393,725
Effect of certain discrete income tax items	(17,490)	—	(17,490)	—
Effect of recognizing tax benefit on exercise of stock-based compensation	(3,965)	(2,167)	(6,952)	(13,939)
Non-GAAP net income	$265,957	$191,273	$523,333	$379,786

GAAP net income per diluted common share	$1.19	$0.81	$2.27	$1.64
Non-GAAP net income per diluted common share	$1.10	$0.80	$2.17	$1.59

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000